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Exhibit 3.7

CERTIFICATE OF MERGER
OF
VANTICO A&T US INC.
INTO
VANTICO INC.
(INCLUDING AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF VANTICO INC.)

        The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY THAT:

        FIRST:    The name of the surviving corporation is Vantico Inc. (which on the effective date of this merger will change its name to Huntsman Advanced Materials Americas Inc.), and the name of the corporation being merged into this surviving corporation is Vantico A&T US Inc., a corporation organized and existing under the General Corporation Law of Delaware.

        SECOND:    An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of Delaware.

        THIRD:    The name of the surviving corporation is Vantico Inc., which shall hereinwith be changed to Huntsman Advanced Materials Americas Inc.

        FOURTH:    The Certificate of Incorporation of Vantico Inc. shall be the Certificate of Incorporation of the surviving corporation, and such Certificate shall be amended as follows:

    AMENDMENT OF ARTICLE 1:
    Article 1 shall be amended to change the legal name of the corporation so that, as amended, said Article shall read as follows:

              "1.   The name of the corporation is Huntsman Advanced Materials Americas Inc."

    AMENDMENT OF ARTICLE 4:
    Article 4 shall be amended to increase the total number of shares of authorized capital stock so that, as amended, said Article shall read as follows:

              "4.   The total number of shares of stock which the corporation shall have authority to issue is 3,000 shares of common stock, par value $0.01."

        FIFTH:    The executed Agreement and Plan of Merger is on file at 281 Fields Lane, Brewster, New York, an office of the surviving corporation.

        SIXTH:    A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, upon request and without cost, to any stockholder of the constituent corporations.

        SEVENTH:    This Certificate of Merger shall become effective on December 31, 2003.

        IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by its authorized officer on this 11th day of December, 2003.

VANTICO INC.
By:	/s/ J. KIMO ESPLIN Authorized Officer
Name:	J. Kimo Esplin Print or Type
Title:	Executive Vice President and Chief Financial Officer

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CERTIFICATE OF MERGER OF VANTICO A&T US INC. INTO VANTICO INC. (INCLUDING AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF VANTICO INC.)